Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
of Summit Materials, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-202669 and No. 333-210036) on Form S-8 and registration statement (No. 333-235820) on Form S-3 of Summit Materials, Inc. and subsidiaries of our reports dated February 24, 2021, with respect to the consolidated balance sheets of Summit Materials, Inc. and subsidiaries as of January 2, 2021 and December 28, 2019, and the related consolidated statements of operations, comprehensive income, cash flows, and changes in stockholders’ equity for each of the fiscal years ended January 2, 2021, December 28, 2019, and December 29, 2018 and the related notes, and the effectiveness of internal control over financial reporting as of January 2, 2021, which reports appear in the January 2, 2021 annual report on Form 10-K of Summit Materials, Inc. Our report refers to the change in accounting for leases as of December 30, 2018 due to the adoption of the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 842, Leases.

                                /s/ KPMG LLP

Denver, Colorado
February 24, 2021